UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

November 29, 2023

Theseus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40869	83-0712806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

314 Main Street Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

(857) 400-9491

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	THRX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Timothy P. Clackson, Ph.D.

As part of a reduction in workforce, Theseus Pharmaceuticals, Inc. (the “Company”) terminated the employment of Timothy P. Clackson, Ph.D. as President and Chief Executive Officer of the Company, effective as of December 7, 2023 (the “Separation Date”), without cause. In connection with the termination, Dr. Clackson resigned from his position as a member of the Board of Directors of the Company (the “Board”), effective as of the Separation Date.

In connection with Dr. Clackson’s departure, the Company entered into a separation and release agreement with Dr. Clackson (“the Clackson Separation Agreement”). Pursuant to the Clackson Separation Agreement, Dr. Clackson will receive severance equal to twelve months of his base salary in effect on the Separation Date and one hundred percent of his 2023 annual target bonus, in the total gross amount of $0.9 million, less applicable taxes and withholdings, and reimbursement of COBRA premiums for healthcare insurance coverage for up to twelve months to the extent Dr. Clackson is eligible for and elects COBRA coverage. In addition, under the terms of the Clackson Separation Agreement, Dr. Clackson’s outstanding unvested equity awards that would have vested during the eighteen-month period following the Separation Date became fully vested on the Separation Date. The Clackson Separation Agreement also contains a general release of claims by Dr. Clackson, as well as customary cooperation clause in order to ensure a smooth transition after Dr. Clackson’s departure.

In connection with Dr. Clackson’s departure, the Company also entered into a consulting agreement with Dr. Clackson, effective as of the Separation Date (the “Clackson Consulting Agreement”). Pursuant to the Clackson Consulting Agreement, Dr. Clackson will provide consulting and advisory services to the Company until March 31, 2024 (such period, the “Clackson Consulting Period”) unless terminated earlier. As the only consideration for Dr. Clackson’s services under the Clackson Consulting Agreement, Dr. Clackson’s outstanding unvested equity awards shall continue to vest in accordance with the applicable purchase, award or grant agreement during the Clackson Consulting Period.

The foregoing descriptions of the Clackson Separation Agreement and the Clackson Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Clackson Separation Agreement and the Clackson Consulting Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Termination of David Kerstein, M.D.

As part of the reduction in workforce, the Company also terminated the employment of David Kerstein, M.D. as the Chief Medical Officer of the Company, effective as of the Separation Date, without cause.

In connection with Dr. Kerstein’s departure, the Company entered into a separation and release agreement with Dr. Kerstein (the “Kerstein Separation Agreement”). Pursuant to the Kerstein Separation Agreement, Dr. Kerstein will receive severance equal to nine months of his base salary in effect on the Separation Date and one hundred percent of his 2023 annual target bonus, in the total gross amount of $0.6 million, less applicable taxes and withholdings, and reimbursement of COBRA premiums for healthcare insurance coverage for up to nine months to the extent Dr. Kerstein is eligible for and elects COBRA coverage. In addition, under the terms of the Kerstein Separation Agreement, Dr. Kerstein’s outstanding unvested equity awards that would have vested during the twelve-month period following the Separation Date became fully vested on the Separation Date. The Kerstein Separation Agreement also contains a general release of claims by Dr. Kerstein, as well as customary cooperation clause in order to ensure a smooth transition after Dr. Kerstein’s departure.

In connection with Dr. Kerstein’s departure, the Company also entered into a consulting agreement with Dr. Kerstein, effective as of the Separation Date (the “Kerstein Consulting Agreement”). Pursuant to the Kerstein Consulting Agreement, Dr. Kerstein will provide consulting and advisory services to the Company until March 31, 2024 (such period, the “Kerstein Consulting Period”) unless terminated earlier. As consideration for Dr. Kerstein’s services under the Kerstein Consulting Agreement, Dr. Kerstein’s outstanding unvested equity awards shall continue to vest in accordance with the applicable purchase, award or grant agreement during the Kerstein Consulting Period. In addition, for any work in excess of five hours per week (averaged over the term of the consultancy), Dr. Kerstein shall be paid at a rate of $300 per hour.

The foregoing descriptions of the Kerstein Separation Agreement and the Kerstein Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Kerstein Separation Agreement and the Kerstein Consulting Agreement, which are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Appointment of Director and President

On December 1, 2023, the Board appointed Bradford D. Dahms, the Company’s current Chief Financial Officer, President of the Company and as a member of the Board of Directors, effective as of the Separation Date. Mr. Dahms will serve as a Class III director until the annual meeting of stockholders held in 2024 or until his successor is duly elected and qualified. Mr. Dahms will continue to serve as the Company’s Chief Financial Officer, in addition to his role as a director and President. In connection with his appointment as President, Mr. Dahms’ base salary was increased to $500,000 per year.

Mr. Dahms has served as the Company’s Chief Financial Officer since May 2021. From September 2019 to May 2021, Mr. Dahms served as Chief Financial Officer of Selecta Biosciences Inc. (Nasdaq: SELB) (“Selecta”). Prior to joining Selecta, Mr. Dahms served as Senior Vice President — Healthcare Investment Banking at Cantor Fitzgerald & Co., an investment bank, from April 2014 to August 2019. He also served as an analyst at RBC Capital Markets from 2012 to 2014, and at JPMorgan Chase & Co. from 2010 to 2012. Mr. Dahms holds a Bachelor of Science degree in Economics from The Ohio State University.

There are no transactions between Mr. Dahms and the Company that would be reportable under Item 404(a) of Regulation S-K, no family relationship between Mr. Dahms and any of the Company’s directors or officers, and no arrangements or understandings with any persons pursuant to which he was selected as a director.

Retention Bonus

On November 29, 2023, the Compensation Committee of the Board approved a one-time cash bonus payment (the “Retention Bonus”) to Mr. Dahms, in an amount equal to one point five (1.5) times his annual base salary, less withholdings and deductions, provided that Mr. Dahms remains employed by the Company in good standing on the earlier of the closing of a strategic transaction involving the Company and February 28, 2024 (the “Retention Period”). Fifty percent of the Retention Bonus will be paid on the first practicable payroll date following the execution of the Retention Bonus Agreement entered into by and between the Company and Mr. Dahms, and the remaining fifty percent will be paid at the end of the Retention Period. If Mr. Dahms resigns or is terminated by the Company for cause prior to the end of the Retention Period, Mr. Dahms shall repay the Company the full amount of the Retention Bonus.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description of Exhibit
10.1#	Separation and Release Agreement, by and between Theseus Pharmaceuticals, Inc. and Timothy P. Clackson, Ph.D., effective as of December 7, 2023.
10.2#	Consulting Agreement, by and between Theseus Pharmaceuticals, Inc. and Timothy P. Clackson, Ph.D., effective as of December 7, 2023.
10.3#	Separation and Release Agreement, by and between Theseus Pharmaceuticals, Inc. and David Kerstein, M.D., effective as of December 7, 2023.
10.4#	Consulting Agreement, by and between Theseus Pharmaceuticals, Inc. and David Kerstein, M.D., effective as of December 7, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Theseus Pharmaceuticals, Inc.

	By:	/s/ Bradford D. Dahms
		Name:	Bradford D. Dahms
		Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Date: December 4, 2023